Exhibit 99.3

Press Release
For Immediate Release
Contacts:
Yee Phong (Alan) Thian
Chairman, President and CEO
(626) 307-7559
David Morris Executive Vice President and CFO (714) 670-2488

RBB Bancorp Announces Plan to Acquire Chicago-based Pacific Global Bank

Acquisition Will Mark RBB’s Entrance Into the Attractive Chicago Market

Key Highlights of the Proposed Transaction:

•	Provides RBB with an intial foothold in the Chicago market
•	Accretive to EPS with a short tangible book value dilution payback period
•	Highly compatible business model and shared credit culture

Los Angeles, CA, September 6, 2019 – RBB Bancorp (NASDAQ:RBB) and its subsidiaries, Royal Business Bank and RBB Asset Management Company (collectively referred to herein as “RBB” or the “Company”), announced today that it has entered into a definitive merger agreement with PGB Holdings, Inc. and its wholly-owned subsidiary Pacific Global Bank (collectively referred to herein as “Pacific Global Bank” or “PGB”), whereby RBB will acquire PGB in a cash transaction valued at approximately $32.5 million. PGB owns two of its three branches with an estimated fair market value of approximately $2 million in excess of book value.

Pacific Global Bank, a commercial bank based in Chicago, IL, had total assets of $223.3 million, total gross loans of $168.8 million, and total deposits of $196.7 million as of June 30, 2019. Principally serving the Chinese-American communities in Chicago, Pacific Global Bank has three branches located in the Chicago neighborhoods of Chinatown and Bridgeport, offering consumer and business banking and loan products and services.

“We are very pleased to announce this transaction with Pacific Global Bank, which enables us to expand the RBB franchise to the attractive Chicago market and serve its large community of Asian-Americans,” said Mr. Alan Thian, Chairman, President and CEO of RBB Bancorp. “Pacific Global is an excellent cultural fit with RBB, as we have complementary business models, strong residential mortgage loan production platforms, and a focus on the Chinese-American market.  On a pro forma basis, the addition of Pacific Global will enable RBB to surpass $3.0 billion in total assets and provide additional scale that we believe will enhance our overall efficiencies and improve our level of profitability.”

Mr. Thain added, “We are excited to be entering the Chicago market and intend to open two new branches in metro Chicago next year. We believe that this transaction will position us well for continued growth of the RBB franchise and the creation of value for our shareholders in the years ahead.”

"We are very excited to be joining the RBB family,” said Ms. Betty Chow, Founder and Chief Executive Officer of PGB. “RBB’s focus on high engagement client service, disciplined underwriting standards, strong asset quality and commitment to employee development aligns well with Pacific Global’s culture and provides me great confidence for the future of the combined organization.”

Transaction Details

Under the terms of the definitive agreement, RBB will pay to PGB shareholders approximately $32.5 million in cash. RBB expects the transaction to be accretive to earnings per share in 2020 in the high single digit range. RBB also expects to incur tangible book value per share dilution of approximately 3.9% upon closing of the transaction, with a tangible book value dilution payback period of approximately 3.3 years. The earnings per share accretion estimates are based on estimated cost savings of approximately 30% of PGB’s non-interest expense, with the cost savings phased in during 2020. The earnings per share accretion estimates do not include any assumption of revenue synergies. The transaction is expected to close in early first quarter of 2020 and is subject to the Company obtaining all of the regulatory approvals as well as other customary closing conditions.

The Findley Group is serving as financial advisor to RBB and Loren P. Hansen, APC is acting as RBB’s legal counsel.  Janney Montgomery Scott LLC is serving as financial advisor to PGB and Barack Ferrazzano Kirschbaum & Nagelberg LLP is acting as PGB’s legal counsel.

About RBB Bancorp

RBB Bancorp is a community-based financial holding company headquartered in Los Angeles, California.  The Company has total assets of $2.8 billion as of June 30, 2019. Its wholly-owned subsidiary, Royal Business Bank, is a full service commercial bank, which provides business banking services to the Chinese-American communities in Los Angeles County, Orange County and Ventura County in California, in Las Vegas, Nevada, and in Brooklyn, Queens, and Manhattan in New York City.  Bank services include remote deposit, E-banking, mobile banking, commercial and investor real estate loans, business loans and lines of credit, commercial and industrial loans, SBA 7A and 504 loans, 1-4 single family residential loans, automobile lending, trade finance, a full range of depository account products and wealth management services. The Bank has ten branches in Los Angeles County, two branches in Ventura County, one branch in Irvine, California, one branch in Las Vegas, Nevada, and nine branches and two loan offices in Brooklyn, Queens and Manhattan in New York. The Company's administrative and lending center is located at 1055 Wilshire Blvd., Los Angeles, California 90017, and its finance and operations center is located at 7025 Orangethorpe Avenue, Buena Park, California 90621. The Company's website address is www.royalbusinessbankusa.com.

Forward-Looking Statements

Certain matters set forth herein (including the exhibits hereto) constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to RBB’s current business plans, its future financial position and operating results and RBB’s and PGB’s expectations. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "prospects" or "potential," by future conditional verbs such as "will," "would," "should," "could" or "may", or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance and/or achievements to differ materially from those projected. These risks and uncertainties include, but are not limited to, local, regional, national and international economic and market conditions and events and the impact they may have on RBB and/or PGB, on our customers and our assets and liabilities; our ability to attract deposits and other sources of funding or liquidity; supply and demand for real estate and periodic deterioration in real estate prices and/or values in California, Illinois or other states where RBB or PGB lends, including both residential and commercial real estate; a prolonged slowdown or decline in real estate construction, sales or leasing activities; changes in the financial performance and/or condition of our borrowers, depositors or key vendors or counterparties; changes in our levels of delinquent loans, nonperforming assets, allowance for loan losses and charge-offs; the costs or effects of acquisitions or dispositions we may make, whether we are able to obtain any required governmental approvals in connection with any such acquisitions or dispositions, and/or RBB’s ability to realize the contemplated financial or business benefits associated with any such acquisitions or dispositions; the effect of changes in laws, regulations and applicable judicial decisions (including laws, regulations and judicial decisions concerning financial reforms, taxes, banking capital levels, consumer, commercial or secured lending, securities and securities trading and hedging, compliance, employment, executive compensation, insurance, vendor management and information security) with which we and our subsidiaries must comply or believe we should comply; changes in estimates of future reserve requirements and minimum capital requirements based upon the periodic review thereof under relevant regulatory and accounting requirements, including changes in the Basel Committee framework establishing capital standards for credit, operations and market risk; inflation, interest rate, securities market and monetary fluctuations; changes in government interest rates or monetary policies; changes in the amount and availability of deposit insurance; cyber-security threats, including loss of system functionality or theft or loss of company or customer data or money; political instability; acts of war or terrorism, or natural disasters, such as earthquakes, drought, or the effects of pandemic diseases; the timely development and acceptance of new banking products and services and the perceived overall value of these products and services by our customers and potential customers; our relationships with and reliance upon vendors with respect to the operation of certain key internal and external systems and applications; changes in commercial or consumer spending, borrowing and savings preferences or behaviors; technological changes and the expanding use of technology in banking (including the adoption of mobile banking and funds transfer applications); the ability to retain and increase market share, retain and grow customers and control expenses; changes in the competitive and regulatory environment among financial and bank holding companies, banks and other financial service providers; volatility in the credit and equity markets and its effect on the general economy or local or regional business conditions; fluctuations in the price of the our common stock or other securities; and the resulting impact on our ability to raise capital or RBB’s ability to make acquisitions, the effect of changes in accounting policies and practices, as may be adopted from time-to-time by our regulatory agencies, as well as by the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard-setters; changes in our organization, management, compensation and benefit plans, and our ability to retain or expand our workforce, management team and/or our board of directors; the costs and effects of legal, compliance and regulatory actions, changes and developments, including the initiation and resolution of legal proceedings (such as securities, consumer or employee class action litigation), regulatory or other governmental inquiries or investigations, and/or the results of regulatory examinations or reviews; our ongoing relations with our various federal and state regulators; our success at managing the risks involved in the foregoing items and all other factors set forth in RBB Bancorp’s public reports filed with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2018, and particularly the discussion of risk factors within that document applicable to RBB. In addition, the following risks related to the transaction in particular could cause actual results to differ materially from these forward-looking statements: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by PGB shareholders, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the RBB and PGB businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction Any statements about future operating results, such as those concerning accretion and dilution to RBB’s earnings or shareholders, are for illustrative purposes only, are not forecasts, and actual results may differ. RBB does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.